UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

General Steel Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Level 2, Building G,

No. 2A Chen Jia Lin, Ba Li Zhuang,

Chaoyang District, Beijing, China 100025

(Address of principal executive offices)

Registrant’s telephone number, including area code:

+ 86 (10) 85723073

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2015, General Steel Holdings, Inc. (“General Steel”) entered into an all-equity Share Exchange Agreement (the “Agreement”) by and among General Steel, Catalon Chemical Corp., a Delaware corporation (“Catalon”), Anyuan Zhu (“Zhu”), Lindenburg Ventures Ltd., a British Virgin Islands corporation (“Lindenburg”), and Honghui Du (“Du”) (each of Zhu, Lindenburg and Du, a “Selling Stockholder” and together, the “Selling Stockholders”).

Purpose

The purpose of the Agreement is for General Steel to gain a controlling interest in Catalon in order to better position General Steel in the marketplace. Through this acquisition, General Steel will be able to exploit the benefits of Catalon's honeycomb technology, which is a critical part of the selective catalytic reduction process widely used in steel mills, thermal power stations, waste incinerators, stationary diesel motors, industrial plants, and heavy-duty trucks. The acquisition also brings valued members of the Catalon management team to General Steel, which will further increase the company’s competitive position in the steel industry as well as expanding its business scope.

Definitive Agreement

Under the terms of the Agreement, the Selling Shareholders will receive up to 13 million shares (“Payment Shares”) of General Steel Common Stock in exchange for a portion of their equity interests in Catalon, equating to 84.5% of all outstanding ownership interests in Catalon.  The Payment Shares will be held in escrow, subject to minimum performance targets of Catalon. If those performance targets are not met in their entirety, the Payment Shares will be reduced proportionately to the percentage of the performance targets actually achieved. The Payment Shares are also subject to a lock-up period placing restrictions on the Selling Shareholders’ ability to directly or indirectly transfer or otherwise dispose of the Payment Shares for a defined period. The Agreement is subject to customary closing conditions and regulatory approvals and is expected to close on or about September 30, 2015.

Miscellaneous Provisions

In addition, the Agreement sets forth various representation and warranties of each party relating to the equity being exchanged, as well as covenants with respect to the ongoing business activities of both General Steel and Catalon prior to the closing, including but not limited to the prohibition against certain defined acts. The Agreement also sets forth indemnification obligations owed by each party thereto, as well as provisions relating to termination and amendment of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by the full text thereof attached hereto as Exhibit 10.1 and incorporated herein by reference.  In connection with the execution of the Agreement, General Steel issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement, dated September 16, 2015, by and among General Steel Holdings, Inc., Catalon Chemical Corp., Anyuan Zhu, Lindenburg Ventures Ltd., and Honghui Du.
99.1	Press Release issued on September 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: September 22, 2015